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                                                                     Exhibit 5.1
                                                                     -----------


                  Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                                551 Fifth Avenue
                         New York, New York 10176-0001
                                 (212) 661-6500


                                     December 18, 1997



Fox/Liberty Networks, LLC
1440 South Sepulveda Boulevard
Los Angeles, California  90025

      Re: Registration Statement on Form S-4
          File No. 333-38684
          ----------------------------------

Ladies and Gentlemen:

      We have acted as counsel for Fox/Liberty Networks, LLC, a Delaware limited liability company (the "Company"), and its subsidiary, FLN Finance, Inc., a Delaware corporation ("FLN" and, together with the Company, the "Registrants"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Registrants' Registration Statement on Form S-4, as amended (Registration Number 333-38689 the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed issuance of (i) up to $500,000,000 aggregate principal amount of the Registrants' 8 7/8% Senior Notes due 2007 (the "Exchange Senior Notes") in exchange for a like amount of the Registrants' privately placed 8 7/8% Senior Notes due 2007 (the "Original Senior Notes") and (ii) up to $405,000,000 aggregate principal amount at maturity of the Registrants' 9 3/4 Senior Discount Notes due 2007 (the "Exchange Senior Discount Notes" and together with the Exchange Senior Notes, the "Exchange Notes") in exchange for a like amount of the Registrants' privately placed 9 3/4% Senior Discount Notes (the "Original Senior Discount Notes" and together with the Original Senior Notes, the "Original Notes"). The Original Notes were issued, and the Exchange Notes are to be issued, pursuant to two separate Indentures, each dated as of August 24, 1997 (the "Indentures"), each by and among the Company, FLN and The Bank of New York, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Indentures.

      We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Indentures, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Registrants, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.
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Fox/Liberty Networks, LLC
December 18, 1997
Page 2

      In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Registrants. The opinion set forth below is also based on the assumption that the Registration Statement, as amended (including any necessary post-effective amendments), has become effective under the Securities Act and that the Indentures have been qualified under the Trust Indenture Act of 1939, as amended, and have been duly executed and delivered by the Trustee.

      Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Exchange Notes, when duly issued and authenticated by the Trustee in accordance with the provisions of the Indentures and delivered in exchange for the Original Notes pursuant to the Registration Rights Agreement, will be validly issued and will constitute legal and binding obligations of the Company and the FLN in accordance with their terms (subject in each case to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

      The opinion herein is limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                        Sincerely,



                        /s/ Squadron, Ellenoff, Plesent & Sheinfeld, LLP